Exhibit 99.1

Neostellar Capital Corp. Announces Third Quarter 2026

Preliminary Investment Portfolio Update

Net Asset Value Expected to be $12.25 to $12.75 Per Share

NEW YORK, NY, October 5, 2026 (GLOBE NEWSWIRE) – Neostellar Capital Corp. (“Neostellar Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: NSLR) today provided a preliminary update on its investment portfolio for the third quarter ended September 30, 2026.

“During the third quarter, we remained encouraged by the growth prospects of our core portfolio, supported by expanding AI adoption, increasing demand for compute and continued innovation in digital health,” said Mark Klein, Chairman and Chief Executive Officer of Neostellar Capital.

“While the IPO market showed early signs of reopening in Q3, the recovery has been slower than anticipated amid macroeconomic and geopolitical uncertainty. We remain confident in the strength of our portfolio companies and their ability to pursue liquidity opportunities, including IPOs, when timing and market conditions support long-term value creation.”

“As always, our shareholders’ best interests guide our decisions. Consistent with our prior practice, our shelf registration filing preserves the flexibility to raise capital when doing so would be accretive to shareholders. We will exercise that flexibility with discipline and a continued focus on building long-term shareholder value,” Mr. Klein concluded.

Preliminary Net Asset Value

As previously reported, the Company’s net assets totaled approximately $355.9 million, or $13.44 per share, as of June 30, 2026, compared to approximately $231.8 million, or $9.23 per share, as of September 30, 2025. As of September 30, 2026, the Company’s net asset value is estimated to be between $12.25 and $12.75 per share.

Investment Portfolio Update

As of September 30, 2026, the Company held positions in 34 portfolio companies – 30 privately held and 4 publicly held.

During the three months ended September 30, 2026, the Company made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Shogun Enterprises, Inc. (d/b/a Hearth)(2)	Common Shares	7/10/2026	<$0.1 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	On July 10, 2026, the Company exercised 86,076 warrants and received 86,076 Common Shares of Shogun Enterprises, Inc. (d/b/a Hearth).

During the three months ended September 30, 2026, the Company exited and/or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity/ Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
GrabAGun Digital Holdings Inc. - Common Shares(2)	Various	143,655	$3.12	$0.4 million	$0.3 million
Aventine Property Group, Inc.	7/8/2026	312,500	$0.10	<$0.1 million	$(2.5 million)
CW Opportunity 2 LP	8/21/2026	3.8%	N/A	$2.0 million	$1.4 million	(3)
Learneo, Inc. (f/k/a Course Hero, Inc.)	9/21/2026	2,421,168	$3.88	$9.4 million	$(5.6 million)
CTN Holdings, Inc. (d/b/a Catona Climate, f/k/a Aspiration Partners, Inc.)(4)	9/25/2026	565,182	N/A	$-	$(1.3 million)

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of September 30, 2026, the Company holds 308,964 common shares of GrabAGun Digital Holdings, Inc.
(3)	CW Opportunity 2 LP is an SPV for which the Class A Interest is solely invested in the Class A Common Shares of CoreWeave, Inc. Realized gain is calculated based on the current reporting by the SPV and may be subject to change or adjustment due to the impact of performance fees.
(4)	On September 25, 2026, the Company abandoned its investment in CTN Holdings, Inc. (d/b/a Catona Climate, f/k/a Aspiration Partners, Inc.).

The Company’s liquid assets were approximately $42.2 million as of September 30, 2026, consisting of cash and securities of publicly traded portfolio companies not subject to certain restrictions at quarter-end.

As of September 30, 2026, there were 26,473,222 shares of the Company’s common stock outstanding.

Magnetar 6.50% Redeemable Promissory Note due 2029

On July 17, 2026, the Company received gross proceeds of $20.0 million pursuant to a redeemable promissory note issued to a Magnetar-affiliated entity. The redeemable promissory note bears interest at 6.50% per annum, payable semiannually in cash, and matures on July 16, 2029, unless earlier repaid through the issuance of shares of the Company’s common stock upon the completion of a transaction or series of transactions that result in at least $230.0 million of gross proceeds to the Company. In such event, the outstanding principal and accrued interest would be satisfied through the issuance of shares of the Company’s common stock at the price per share of common stock sold by the Company in the latest of such transactions in which the Company raised at least $5.0 million in aggregate net proceeds from sales to purchasers that were not affiliates of the Company. The Company believes the financing enhances liquidity and financial flexibility as the Company continues to execute its investment strategy.

Note Repurchase Program

On October 29, 2025, the Company’s Board of Directors approved an extension of the discretionary note repurchase program (the “Note Repurchase Program”) which allows the Company to repurchase up to an additional $40.0 million or the remaining aggregate principal amount, of its 6.00% Notes due 2026 (the “6.00% Notes”) through open market purchases, including block purchases, in such manner as will comply with the provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

During the quarter ended September 30, 2026, we repurchased an additional 1,984 of the 6.00% Notes under the Note Repurchase Program. As of September 30, 2026, we had repurchased 1,568,791 of the 6.00% Notes under the Note Repurchase Program. The aggregate principal dollar amount of 6.00% Notes that may yet be repurchased by the Company under the Note Repurchase Program is approximately $35.8 million, or the remaining aggregate principal amount, of its 6.00% Notes.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of the Company. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its third quarter ended September 30, 2026 results in November 2026.

Forward-Looking Statements

Statements included herein, including statements regarding Neostellar Capital’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements”. Neostellar Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy; risks relating to our externally managed structure and our relationship with Neostellar Advisors LLC (the “Adviser”), Magnetar Holdings LLC and their respective affiliates, including actual and potential conflicts of interest; our ability to retain key personnel and execute our investment strategy; and other risks and uncertainties that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause Neostellar Capital’s actual results to differ from management’s current expectations are contained in Neostellar Capital’s filings with the Securities and Exchange Commission. Neostellar Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Neostellar Capital. The information contained herein is for informational purposes only and is not intended to be a substitute for financial, legal, or tax advice.

About Neostellar Capital Corp.

Neostellar Capital Corp. (Nasdaq: NSLR), formerly SuRo Capital Corp. (Nasdaq: SSSS), has been a publicly traded investment company focused on investing in private, venture-backed businesses for over 15 years. In simple terms, Neostellar invests in companies that are not yet listed on a public stock exchange. By owning shares of Neostellar, investors can gain exposure to a portfolio of VC-backed companies through a publicly traded stock. Neostellar is externally managed by Neostellar Advisors LLC, a joint venture owned by certain Neostellar Advisors employees and Magnetar Holdings LLC. Together, the platform combines experience in private company investing with institutional investment management capabilities. Neostellar Capital Corp. is headquartered in New York, NY and has an office in San Francisco, CA. Connect with the Company on X, LinkedIn, and at neostellar.vc.

About Neostellar Advisors LLC

Neostellar Advisors LLC is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, and serves as the external investment adviser to Neostellar Capital Corp. Formed in 2026, Neostellar Advisors LLC is a joint venture between certain executives of Neostellar Capital Corp. and Magnetar Holdings LLC, combining Neostellar’s publicly traded venture investing experience with Magnetar’s institutional sourcing and underwriting.

Contact

Neostellar Capital Corp.

(212) 931-6331

IR@neostellaradvisors.com

Media Contact

Deborah Kostroun

Neostellar.pr@zitopartners.com